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                    COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

                Exhibit 11 - Computation of Per Share Earnings

                   (In thousands, except per share amounts)



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

                                       Three months ended      Six months ended
                                             June 30,              June 30,
                                       -------------------     ----------------
                                         1997       1996         1997    1996
                                       --------- ---------     ------- --------
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------

Net earnings                              $ 7,980   $12,334   $12,852   $18,096
Preferred dividend                           (225)     (225)     (450)     (450)
                                          -------   -------   -------   -------
                                          $ 7,755   $12,109   $12,402   $17,646
                                          =======   =======   =======   =======

Average common shares outstanding          45,554    44,604    45,441    44,439
Average common share equivalents            1,517     2,893     1,677     2,811
                                          -------   -------   -------   -------
Average number of common shares and
  common share equivalents outstanding     47,071    47,497    47,118    47,250
                                          =======   =======   =======   =======

Primary earnings per common share         $   .16   $   .25   $   .26   $   .37
                                          =======   =======   =======   =======

FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------

Primary net earnings                      $ 7,980   $12,334   $12,852   $18,096
Interest expense, net of income tax
  expense                                      23        23        46        46
                                          -------   -------   -------   -------
                                          $ 8,003   $12,357   $12,898   $18,142

Average common shares outstanding          45,554    44,604    45,441    44,439
Average common share equivalents            1,555     2,892     1,678     3,019
Additional shares issuable                  2,603     2,603     2,603     2,603
                                          -------   -------   -------   -------
Average number of common shares
  assuming full dilution                   49,712    50,099    49,722    50,061
                                          =======   =======   =======   =======

Fully diluted earnings per common share   $   .16   $   .25   $   .26   $   .36
                                          =======   =======   =======   =======
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